- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  Exhibit 99a

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 11-K


             [X]  Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1993

                                       or

             [_]  Transition Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

 For the transition                                         Commission file
 period from __ to ___                                       number 1-8607


                      BellSouth Management Savings and
                        Employee Stock Ownership Plan


                             BELLSOUTH CORPORATION
                         1155 Peachtree Street, N.E.
                         Atlanta, Georgia 30309-3610

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      REPORT OF INDEPENDENT ACCOUNTANTS



  Management Savings Plan Committee of the
  BellSouth Management Savings and Employee Stock Ownership Plan:


  We have audited the accompanying statements of net assets available for plan benefits of the BellSouth Management Savings and Employee Stock Ownership Plan as of December 31, 1993 and 1992, the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, and the accompanying schedule of investments of the BellSouth Master Savings Trust as of December 31, 1993. These financial statements and financial statement schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.



  /s/ COOPERS & LYBRAND
  Atlanta, Georgia

  June 24, 1994

                     CONSENT OF INDEPENDENT ACCOUNTANTS


  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30773 and 33-38264) of our report dated June 24, 1994, on our audits of the financial statements of the BellSouth Management Savings and Employee Stock Ownership Plan as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and the accompanying financial statement schedule as of December 31, 1993, which report is included in this Annual Report on Form 11-K.



  /s/ COOPERS & LYBRAND
  Atlanta, Georgia

  June 24, 1994

       BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              December 31, 1993
                               (In Thousands)

                                            BellSouth             Indexed     Interest                Employee Stock
                                             Stock       Bond      Stock       Income     Loan        Ownership Plan
               ASSETS                         Fund       Fund       Fund        Fund      Fund     Allocated Unallocated   Total
                                            ---------  --------   --------    --------   -------  ---------- -----------  -------
Allocated share of trust net assets          $726,002  $138,650   $333,144    $648,004   $29,737    $      -    $      - $1,875,537
Investment in BellSouth Savings and
  Employee Stock Ownership Trust

   BellSouth shares of common stock
   allocated to participants                        -         -          -           -         -     198,452           -    198,452

   BellSouth shares of common stock
   held for future allocation                       -         -          -           -         -           -     468,610    468,610

   Temporary cash investments                       -         -          -           -         -         546      14,461     15,007
                                             --------  --------   --------    --------  --------    --------    -------- ----------
Total Investments                             726,002   138,650    333,144     648,004    29,737     198,998     483,071  2,557,606

Allotments and contributions receivable             1       918        631       6,045         -       3,019           -     10,614

Fund, BellSouth Savings and Security Plan,
  BellSouth Enterprises Retirement Savings
  Plan and other transfers receivable - net     1,371         -      1,200           -     2,061           -           -      4,632
                                             --------  --------   --------    --------  --------    --------    -------- ----------
Total Assets                                  727,374   139,568    334,975     654,049    31,798     202,017     483,071  2,572,852
                                             --------  --------   --------    --------  --------    --------    -------- ----------

LIABILITIES

Distributions payable                           3,807     1,536      2,062       4,245     1,914         411           -     13,975

Fund, BellSouth Savings and Security Plan,
  BellSouth Enterprises Retirement Savings
  Plan and other transfers payable - net            -       696          -       3,698         -           -           -      4,394

Notes payable                                       -         -          -           -         -           -     481,347    481,347
                                             --------  --------   --------    --------  --------    --------    -------- ----------
Total Liabilities                               3,807     2,232      2,062       7,943     1,914         411     481,347    499,716
                                             --------  --------   --------    --------  --------    --------    -------- ----------
Net Assets Available for Plan Benefits       $723,567  $137,336   $332,913    $646,106   $29,884    $201,606    $  1,724 $2,073,136
                                             ========  ========   ========    ========  ========    ========    ======== ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               December 31, 1992
                                (In Thousands)

                                           BellSouth             Indexed     Interest               Employee Stock
                                             Stock      Bond      Stock       Income      Loan      Ownership Plan
               ASSETS                         Fund      Fund      Fund         Fund       Fund   Allocated Unallocated    Total
                                            --------  --------   --------    --------   -------  --------- ----------- ----------
Allocated share of trust net assets         $675,908  $115,160   $264,357    $563,291   $27,833  $    -    $     -     $1,646,549

Investment in BellSouth Savings and
  Employee Stock Ownership Trust

   BellSouth shares of common stock
   allocated to participants                    -         -          -           -         -       133,586       -        133,586

   BellSouth shares of common stock
   held for future allocation                   -         -          -           -         -          -       451,414     451,414

   Temporary cash investments                   -         -          -           -         -           383     14,440      14,823
                                            --------  --------   --------    --------   -------   --------    -------  ----------
Total Investments                            675,908   115,160    264,357     563,291    27,833    133,969    465,854   2,246,372

Allotments and contributions receivable        1,942       373      1,508       1,888      -         3,106       -          8,817

Fund, BellSouth Savings and Security Plan,
  BellSouth Enterprises Retirement Savings
  Plan and other transfers receivable - net     -          181      4,162       4,973      -          -          -          9,316
                                            --------  --------   --------    --------   -------   --------    -------  ----------
Total Assets                                 677,850   115,714    270,027     570,152    27,833    137,075    465,854   2,264,505
                                            --------  --------   --------    --------   -------   --------    -------  ----------
LIABILITIES

Distributions payable                          3,079       782      1,129       2,880         3        129       -          8,002

Fund, BellSouth Savings and Security Plan,
  BellSouth Enterprises Retirement Savings
  Plan and other transfers payable - net       7,894      -          -           -          707       -          -          8,601

Notes payable                                   -         -          -           -         -          -       502,250     502,250
                                            --------  --------   --------    --------   -------   --------    -------  ----------
Total Liabilities                             10,973       782      1,129       2,880       710        129    502,250     518,853
                                            --------  --------   --------    --------   -------   --------    -------  ----------
Net Assets Available for Plan Benefits      $666,877  $114,932   $268,898    $567,272   $27,123   $136,946   ($36,396) $1,745,652
                                            --------  --------   --------    --------   -------   --------    -------  ----------

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         Year Ended December 31, 1993
                                (In Thousands)

                                    BellSouth                Indexed     Interest                Employee Stock
                                     Stock          Bond      Stock       Income      Loan       Ownership Plan
                                      Fund          Fund       Fund        Fund       Fund    Allocated Unallocated      Total
                                     --------    --------   --------     --------    -------  --------- -----------    ---------
Net Assets Available for
 Plan Benefits, December 31, 1992    $666,877    $114,932   $268,898     $567,272    $27,123   $136,946    ($36,396)  $1,745,652
                                     --------    --------   --------     --------    -------   --------    --------   ----------
Employee contributions                 27,507       8,287     27,371       37,632       -           -           -        100,797

Transfer of participants'
  balances - net                      (61,543)      7,474     19,708       28,065        924        -           -         (5,372)

Employing company contributions          -            -          -           -          -         5,381         -          5,381

Supplemental contributions               -            -          -           -          -           -        37,772       37,772

Allocation of shares to participants     -            -          -           -          -        40,272     (40,272)        -

Transfer for loan repayment              -            -          -           -          -        (4,745)      4,745         -
                                     --------    --------   --------     --------    -------   --------    --------   ----------
Total Allotments, Contributions,
  Allocations and Transfers           (34,036)     15,761     47,079       65,697        924     40,908       2,245      138,578

Allocated share of Trust
  investment activities               119,522      13,136     29,135       42,376      2,218     25,912      81,312      313,611
                                     --------    --------   --------     --------    -------   --------    --------   ----------
Total Additions                        85,486      28,897     76,214      108,073      3,142     66,820      83,557      452,189
                                     --------    --------   --------     --------    -------   --------    --------   ----------
Less: Distributions to
  Participants                         28,796       6,493     12,199       29,239        381      2,160         -         79,268

Interest on Notes Payable                 -          -          -            -          -          -         45,437       45,437
                                     --------    --------   --------     --------    -------   --------    --------   ----------
Total Decreases

  Net Assets Available for Plan
    Benefits, December 31, 1993      $723,567    $137,336   $332,913     $646,106    $29,884   $201,606     $ 1,724   $2,073,136
                                     ========    ========   ========     ========    =======   ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         Year Ended December 31, 1992
                                (In Thousands)

                                     BellSouth             Indexed   Interest                Employee Stock
                                      Stock       Bond      Stock     Income      Loan       Ownership Plan
                                      Fund        Fund       Fund      Fund       Fund    Allocated Unallocated   Total
                                     --------   --------  --------   --------    -------  --------- ----------- ----------
Net Assets Available for
 Plan Benefits, December 31, 1991    $732,582   $111,812  $219,393   $536,695    $24,138   $93,662  ($14,464)   $1,703,818
                                     --------   --------  --------   --------    -------   -------  --------    ----------
Employee contributions                 24,917      6,443    22,830     37,026       -         -         -           91,216

Transfer of participants'
  balances - net                      (80,364)    (3,484)   21,876    (13,444)     2,988      -         -          (72,428)

Employing company contributions          -          -         -          -          -        8,532      -            8,532

Supplemental contributions               -          -         -          -          -          -      35,140        35,140

Allocation of shares to participants     -          -         -          -          -       33,823   (33,823)         -

Transfer for loan repayment              -          -         -          -          -       (3,045)    3,045          -
                                     --------   --------  --------   --------    -------   -------  --------    ----------
Total Allotments, Contributions,
  Allocations and Transfers           (55,447)     2,959    44,706     23,582      2,988    39,310     4,362        62,460

Allocated share of Trust
  investment activities                36,938      8,484    19,177     40,064       -        6,485    20,794       131,942
                                     --------   --------  --------   --------    -------   -------  --------    ----------
Total Additions                       (18,509)    11,443    63,883     63,646      2,988    45,795    25,156       194,402
                                     --------   --------  --------   --------    -------   -------  --------    ----------
Less: Distributions to
  Participants                         47,196      8,323    14,378     33,069          3     2,511       -         105,480

Interest on Notes Payable                -          -          -         -          -         -       47,088        47,088
                                     --------   --------  --------   --------    -------   -------  --------    ----------
  Net Assets Available for Plan
    Benefits, December 31, 1992      $666,877   $114,932  $268,898   $567,272    $27,123  $136,946  ($36,396)   $1,745,652
                                     ========   ========  ========   ========    =======   =======  ========    ==========

  The accompanying notes are an integral part of these financial statements.

        BELLSOUTH MANAGEMENT SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         Year Ended December 31, 1991
                                (In Thousands)

                                    BellSouth              Indexed    Interest               Employee Stock
                                      Stock       Bond     Stock      Income      Loan       Ownership Plan
                                      Fund        Fund      Fund       Fund       Fund    Allocated Unallocated   Total
                                    ---------    -------  --------   --------    -------  --------- ----------- ---------
Net Assets Available for
 Plan Benefits, December 31, 1990    $776,587   $ 86,894   $144,913   $465,694    $18,867   $48,706    $35,583   $1,577,244
                                     --------   --------   --------   --------    -------   -------    -------   ----------
Employee contributions                 63,397     15,340     25,026     86,883       -          -         -         190,646

Transfer of participants'
  balances - net                      (26,654)     3,931     23,165     (1,483)     5,271       -         -           4,230

Employing company contributions          -           -          -        -           -       15,062       -          15,062

Supplemental contributions               -           -          -        -           -          -       34,508       34,508

Allocation of shares to participants     -           -          -        -           -       33,955    (33,955)       -

Transfer for loan repayment              -           -          -        -           -       (1,335)     1,335        -
                                     --------   --------   --------   --------    -------   -------    -------   ----------
Total Allotments, Contributions,
  Allocations and Transfers            36,743     19,271     48,191     85,400      5,271    47,682      1,888      244,446

Allocated share of Trust
  investment activities                (2,477)    15,807     46,189     42,325       -        2,115     (3,501)     100,458
                                     --------   --------   --------   --------    -------   -------    -------   ----------
Total Additions                        34,266     35,078     94,380    127,725      5,271    49,797     (1,613)     344,904
                                     --------   --------   --------   --------    -------   -------    -------   ----------
Less: Distributions to
  Participants                         78,271     10,160     19,900     56,724       -        4,841       -         169,896

Interest on Notes Payable                -           -          -        -           -          -       48,434       48,434
                                     --------   --------   --------   --------    -------   -------    -------   ----------
  Net Assets Available for Plan
    Benefits, December 31, 1991      $732,582   $111,812   $219,393   $536,695    $24,138   $93,662   ($14,464)  $1,703,818
                                     ========   ========   ========   ========    =======   =======    =======   ==========

  The accompanying notes are an integral part of these financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1.   Plan Description -

     The BellSouth Management Savings and Employee Stock Ownership Plan (the "Plan") was established by BellSouth Corporation ("BellSouth") to provide a convenient way for management employees to save for their retirement on a long-term basis. The assets of the Plan are held in the BellSouth Master Savings Trust (the "Master Savings Trust") and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Savings and Security Plan for investment purposes.

     Highlights of the Plan are described in the Prospectus/Summary Plan Description, as supplemented ("SPD"), available to all participants. A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000. In addition, copies of the Plan, trust agreement and other related documents which include all details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 7B09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

     The following are changes that were adopted during 1993:

     Effective January 1, 1993, each participant's account is charged a flat fee of $2.25 monthly for plan administrative expenses which include recordkeeping, trustee, service center and other expenses. The fee is based on projected annual plan administrative expenses and will be split proportionately among a participant's investment options. The fee may change each year, depending on the shortfall or overage of the administrative expenses during the previous year and projected expenses for the upcoming year.

     Effective April 1, 1993, company matching contributions will range from 59% to 91% as a result of a revision in the method of calculating the ESOP portion of the company match. The ESOP portion, originally 10% of the company matching contribution, is indexed and based on BellSouth stock prices and will range from 4% to 16%.

     Effective January 1, 1993, withdrawals and distributions eligible for rollover into an Individual Retirement Account ("IRA") or the qualified retirement plan of a new employer are eligible for direct transfer from the Plan to the qualified plan. All such withdrawals and distributions not transferred directly are subject to a 20% mandatory federal income tax withholding rate. These plan changes were made to conform with new IRS regulations effective January 1, 1993.

     The following are changes that will affect plan participants effective January 1, 1994 unless otherwise noted:

     Participants will be able to direct their investment to a newly established fund called the Balanced Fund ("BF"). The investment objective of the BF is to allocate assets between stocks, bonds and cash, and to alter the mix as necessary when market conditions change. The fund will be actively managed by First Quadrant Corporation. The equity portion will be invested in the Bankers Trust BT PYRAMID Equity Index fund, which is measured against the S&P 500 index. The bond portion will be invested in the Bankers Trust BT PYRAMID Broad Market Fixed Income fund, which is measured against the Shearson Aggregate Index. And, the cash will be invested in the Bankers Trust BT PYRAMID Directed short term investment fund (STIF).

     Effective July 15, 1994, participants will be able to transfer money already in their savings plan funds to any of five mutual funds, collectively referred to as the Mutual Fund Window (the "Window"). Participants will be able to transfer up to 100 percent of their existing investment in the Interest Income Fund and up to 80 percent of their existing investment in all other funds. Funds in the Window are valued and may be traded on a daily basis.

     The unit values of each Fund (BellSouth Stock Fund, Bond Fund, Indexed Stock Fund and Interest Income Fund) of the Plan will be reunitized or restated. Each fund will be given a "new start" beginning with a unit value of 1.000000. At the same time, the number of units credited to the participants' accounts will be increased, so that the number of units owned equals the dollar amount invested as of January 1, 1994.

     The annual administrative fee per participant will decrease from $27 to $22 in 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the amount saved from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system ("VRS"). Participants will not be charged for using a service representative to help with transactions that cannot be handled through VRS.

     Participants will be able to transfer balances between the Bond Fund and the Interest Income Fund. Previously, this type of transfer was restricted. Participants will not be able to transfer from and into the same fund at the same time.

     Participants who have retired or left the Company and have elected to leave money in the Plan, will be able to make two (2) withdrawals per year. There is no charge for the first withdrawal. But to cover administrative costs, a $25 processing fee will be charged for the second withdrawal. In addition, these participants will be able to get the money that remains in their accounts in two new ways; annual installments for 10 years or a series of payouts for the rest of their lives.

     Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company is also the Recordkeeper and Service Center Provider for the Plan.


2.   Accounting Policies -

     The values of investments in the Master Savings Trust are determined as follows:

          Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1993 and December 31, 1992, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

          Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1993 and 1992 from published sources where available and, if not available, from other sources considered reliable; and

          Contracts with insurance companies are valued at principal plus reinvested interest.

     Purchases and sales of securities are reflected as of the trade date.

     Realized gains and losses on sales of investments are determined on the basis of average cost.

     Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

     With respect to the 1993, 1992 and 1991 Master Trust investment activity presented in Note 8, net appreciation (depreciation) in the fair value of investments represents the sum of realized gains, net of realized losses and the net change in unrealized appreciation on the investments.

3.   Units of the Plan -

     Participants in the Plan can invest their contributions among the following funds: the BellSouth Stock Fund, the Indexed Stock Fund, the Interest Income Fund, the Bond Fund; beginning January 1, 1994, the Balanced Fund; and, beginning July 15, the five mutual funds available through the Window. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan, except that the interests in the mutual funds will be shown in dollars. The number and value of units as of December 31, 1993 and December 31, 1992 were as follows:

                                                           December 31, 1993                        December 31, 1992
                                                           -----------------                        -----------------
                   Type of Investment              Number of Units      Value per Unit      Number of Units      Value per Unit
                   ------------------              ---------------      --------------      ---------------      --------------
                 BellSouth Stock Fund                155,295,081           $ 4.6593           169,202,759          $3.9413
                 Indexed Stock Fund                   32,633,345            10.2016            29,042,990           9.2586
                 Bond Fund                            14,712,673             9.3345            13,701,913           8.3881
                 Interest Income Fund                155,537,001             4.1540           146,444,400           3.8736

     The number and value of units by month for each fund during 1993 was as follows:

                  BellSouth Stock                    Bond                  Indexed Stock               Interest Income
                  ---------------                    ----                  -------------               ---------------
               Number         Value          Number      Value        Number         Value          Number         Value
     1993      of Units       Per Unit       of Units    Per Unit     of Units       Per Unit       of Units       Per Unit
     ----      --------       --------       --------    --------     --------       --------       --------       --------
     January   167,867,138    4.024569       13,640,787  8.585454     29,323,102      9.343361      146,016,727    3.898023
     February  163,579,985    4.414336       13,984,136  8.788706     30,332,530      9.469686      150,019,855    3.919672
     March     160,594,172    4.401619       13,910,138  8.840768     30,914,459      9.665731      150,823,606    3.942944
     April     160,378,079    4.167875       13,942,071  8.910964     31,151,695      9.443106      150,740,484    3.965918
     May       161,548,331    4.076948       13,867,749  8.901751     31,164,355      9.684421      149,838,821    3.989684
     June      160,673,673    4.359921       13,997,680  9.067507     31,312,705      9.717091      150,596,116    4.012957
     July      157,688,073    4.617960       14,221,665  9.117235     31,710,479      9.676109      152,613,889    4.036763
     August    155,366,048    4.698457       14,534,895  9.256234     31,787,226     10.039178      155,386,256    4.060401
     September 154,076,652    4.807539       14,658,982  9.285497     31,904,181      9.963559      156,658,814    4.083235
     October   153,671,421    5.041379       14,817,430  9.323661     32,116,919     10.169886      156,434,764    4.106852
     November  155,012,099    4.590042       14,740,162  9.297898     32,378,063     10.080930      154,848,486    4.129937
     December  155,295,081    4.659301       14,712,673  9.334540     32,633,345     10.201612      155,537,001    4.154036

     At December 31, 1993, the number of participants currently contributing to the plan by investment direction as described in Section 7 of the Plan was as follows:

                                                                                                                     No.
                                                     Fund Description                                             Participants
                                                     ----------------                                             ------------
          Entirely in BellSouth Stock .............................................................................  4,235
          Entirely in Bond.........................................................................................    506
          Entirely in Indexed Stock ...............................................................................  2,638
          Entirely in Interest Income .............................................................................  4,471
          Equally in BellSouth Stock and Bond......................................................................    378
          Equally in BellSouth Stock and Indexed Stock ............................................................  1,243
          Equally in BellSouth Stock and Interest Income ..........................................................  1,707
          Equally in Bond and Indexed Stock .......................................................................    718
          Equally in Bond and Interest Income......................................................................    120
          Equally in Indexed Stock and Interest Income.............................................................  1,215
          Equally in BellSouth Stock, Bond and Indexed Stock ......................................................    200
          Equally in BellSouth Stock, Indexed Stock and Interest Income............................................    381
          Equally in BellSouth Stock, Bond and Interest Income.....................................................     14
          Equally in Bond, Indexed Stock and Interest Income.......................................................    126
          Equally in BellSouth Stock, Bond, Indexed Stock and Interest Income......................................     69
          Various fund combinations of 10% increments..............................................................  1,543
                                                                                                                    ------
                                  Total Participants                                                                19,564
                                                                                                                    ======

     Since all employing company contributions are made to the ESOP, all employees actively participating in the Plan are participants in the ESOP.

4.   Tax Status -

     The Internal Revenue Service has determined and informed the Company by letter dated February 26, 1988, that the Plan and related trust meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is exempt from Federal Income Taxes under Section 501(a) of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

     For information on the Federal income tax effects on the employee with respect to the Plan, participants should refer to the Plan Prospectus.

5.   Contributions (Dollars In Thousands) -

     Employing company contributions reflect reductions for forfeited contributions as described in the Plan document.

     Employee contributions to the Plan are accrued based upon authorized basic contributions of up to 6% and supplemental contributions of not more than 9% of compensation for employees electing the maximum 6% basic contribution. No more than 12% may be contributed on a before tax basis.

     From January 1993 through March 1993, employing company matching contributions were accrued based on an amount equal to 65% of the authorized basic contribution of each participating employee. Then, from April 1993 through December 1993 this matching contribution was 64%. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31.

     Beginning January 1, 1992, certain BellSouth Enterprises, Inc. employees' contributions, previously invested in the Plan, began to be invested in the BellSouth Enterprises Retirement Savings Plan. During 1992, assets totaling $75,544.7, attributable to those participants, were transferred to the BellSouth Enterprises Retirement Savings Plan based on current investment directions. ESOP amounts for these participants were not transferred because the BellSouth Enterprises Retirement Savings Plan does not have an ESOP feature. These transfers are included in the 1992 statement of changes in net assets under transfers of participants' balances.

     Effective August 21, 1991, BellSouth employees who accepted an offer to retire under either the 1991 or 1990 Voluntary Enhanced Early Retirement Plan could elect to roll their lump sum pension distribution from the BellSouth Management Pension Plan into the Plan. The total amount of these rollovers was approximately $85,446.7, was invested according to the participants' current investment directions and is included in employee allotments in the 1991 statement of changes in net assets.

6.   Termination Priorities -

     BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, participants will receive written notification of plan termination at least 30 days in advance. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

7.   Plan Expenses (Dollars In Thousands) -

     Investment manager and insurance company management fees are paid by the Master Savings Trust. Investment manager and insurance company management fees included in allocated share of Trust investment activities in the 1993 MSP statement of changes in net assets were $324.4, $96.5 and $309.2 for the Bond Fund, Indexed Stock Fund and Interest Income Fund, respectively.

     Prior to January 1, 1993 expenses that related primarily to the costs of administering the Plan were paid by the participating companies. Beginning January 1, 1993, administrative expenses of the Plan are charged to Plan participants (see Note 1).

8.   Interest in BellSouth Master Savings Trust (Dollars In Thousands) -

     The assets of the Plan are held in the Master Savings Trust effective May 1, 1989 and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Savings and Security Plan. The assets of the BellSouth Employee Stock Ownership Plan ("PAYSOP") are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

     The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1993 and 1992 was 61.1867% and 63.1014%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1993 and 1992 was as follows:



                                                     1993               1992
                                                     ----               ----
     BellSouth Stock Fund.......................   50.47424%          53.33410%
     Indexed Stock Fund.........................   79.01304%          87.29045%
     Bond Fund..................................   87.27245%          93.63257%
     Interest Income Fund.......................   63.78105%          65.56237%
     Loan Fund..................................   82.23771%          89.39040%

     The financial position of the Master Savings Trust at December 31, 1993 and 1992 was as follows:

                                                                                    1993               1992
                                                                                    ----               ----
                             Assets:  Investments at value:

                                   BellSouth Stock Fund:
                                        BellSouth common shares................ $1,417,269        $ 1,262,233
                                        Temporary cash investments.............     20,006                836
                                   Bond Fund:
                                        Securities.............................    155,211            122,130
                                        Temporary cash investments.............        797             (1,383)
                                   Indexed Stock Fund:
                                        Equity Index Fund .....................    419,305            302,462
                                        Temporary cash investments.............      2,379                411
                                   Interest Income Fund:
                                        Contracts .............................    982,482            858,123
                                        Temporary cash investments.............     27,934              1,165
                                   Loan Fund:
                                        Loans to participants..................     36,066             31,119
                                        Temporary cash investments.............         13                 43
                               Distributable shares............................      1,234              4,238
                               Dividends and interest income receivable........      2,930              2,320
                                                                                 ---------          ---------
                                                                                 3,065,626          2,583,697
                               Liabilities:

                                   Payable for investments purchased...........        724                299
                                                                                 ---------          ---------

                             Allocated share of trust net assets
                               (excluding ESOP Trusts).........................  3,064,902          2,583,398

                             Investment in ESOP Trusts:

                                BellSouth shares of common stock
                                allocated to participants......................    352,067            237,116

                                Distributable shares...........................         86                 97

                                BellSouth common shares held for
                                future allocation..............................    708,842            684,943
                                Temporary cash investments.....................     28,823             22,732
                                                                                 ---------          ---------

                             Total Investments.................................  4,154,720          3,528,286

                             Liabilities:

                               Notes payable...................................    734,598            769,857
                                                                                 ---------          ---------

                                        Net Investments........................ $3,420,122        $ 2,758,429
                                                                                ==========        ===========

                             Investments at cost:.............................. $3,492,070        $ 3,156,479
                                                                                ==========        ===========

         * Distributions payable in shares at year-end are reclassed from BellSouth common shares and ESOP - BellSouth common shares held for future allocation to the respective "Distributable Shares" line.

         . See Schedule I, BellSouth Master Savings Trust Schedule of Assets
           Held for Investment Purposes.

     Assets in the BellSouth Stock Fund, Bond Fund and Indexed Stock Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate as of the end of each month.

     Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each month. Since these contracts are unsecured general obligations of such companies, their security is subject to the ability of the insurance companies to repay their debts generally as they come due.

     In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Trust and the Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amount of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

     Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the year ended December 31, 1993, BellSouth made cash contributions to the ESOP Trusts in the amount of $60,910 for the purpose of servicing the guaranteed debt and cash contributions in the amount of $23,958 to purchase additional shares to meet the match obligations and expects to make similar contributions during the life of the Plan.

     A description of each debt issue is as follows:

     BellSouth Management Savings and Employee Stock Ownership Trust:

                       Title                               Amount           Interest Rate              Due Date
                       -----                               ------           -------------              --------

     Amortizing Medium-Term Notes, Series A               $275,000             9.125%                July 1, 2003
     Amortizing Medium-Term Notes, Series A               $275,000             9.19%                 July 1, 2003
                                                          --------

                         Total                            $550,000

     BellSouth Savings and Security ESOP Trust:

                       Title                               Amount           Interest Rate              Due Date
                       -----                               ------           -------------              --------

     Amortizing Medium-Term Notes, Series A               $300,000             9.125%                July 1, 2003

     Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1993 are as follows:

                          1994      1995      1996      1997      1998      Thereafter      Total
                          ----      ----      ----      ----      ----      ----------      -----
     Maturities          $40,699   $46,589   $52,977    $59,898   $67,418    $467,018      $734,599
                         =======   =======   =======    =======   =======    ========      ========

     Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1993.

     The Master Savings Trust investment activities for the fiscal year ended December 31, 1993, 1992 and 1991 were as follows:

                                                                      1993             1992            1991
                                                                      ----             ----            ----
     Investment Activities:
          Dividends on BellSouth Corporation common shares....... $ 118,094        $ 116,747        $ 114,302
          Other dividends........................................         0                5                0
          Interest Income Fund income............................    65,950           60,515           59,734
          Other interest.........................................    11,917            8,987            7,510
          Net change in unrealized appreciation..................   292,122          (20,744)         (76,057)
          Net realized gain/(loss) on investments................    31,658           33,416           13,490
          Investment Manager Fees................................      (973)          (1,144)            (823)
                                                                  ---------        ---------        ---------
     Net investment activities................................... $ 518,768        $ 197,782        $ 118,156
                                                                  =========        =========        =========

                                                             SCHEDULE I
                                                             SHEET 1 OF 7



                       BELLSOUTH MASTER SAVINGS TRUST
         ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------     -------

                             BELLSOUTH STOCK FUND

Shares of BellSouth common stock* - 98.6%  24,456,950  $  951,414  $1,418,503
                                                       ----------  ----------

Temporary Cash Investments - 1.4%          12,149,186      19,945      20,006
                                                       ----------  ----------

  Total BellSouth Stock Fund - 100.0%                  $  971,359  $1,438,509
                                                       ----------  ----------

                                   BOND FUND

 U. S. Government Treasury Notes - 63.5%:
  U. S. Treasury Notes, 7.750%, 03/31/96    $   7,000  $    7,677  $    7,501
  U. S. Treasury Notes, 7.675%, 05/31/96    $  13,500  $   14,748  $   14,498
  U. S. Treasury Notes, 6.875%, 04/30/97    $  10,000  $   10,810  $   10,658
  U. S. Treasury Notes, 5.875%, 05/15/95    $     500  $      513  $      512
  U. S. Treasury Notes, 4.625%, 08/15/95    $   5,000  $    5,076  $    5,041
  U. S. Treasury Notes, 5.125%, 11/15/95    $   5,000  $    5,087  $    5,084
  U. S. Treasury Notes, 4.125%, 06/30/95    $   1,500  $    1,505  $    1,502
  U. S. Treasury Notes, 4.250%, 07/31/95    $   8,500  $    8,519  $    8,523
  U. S. Treasury Notes, 8.125%, 02/15/98    $   7,500  $    8,568  $    8,361
  U. S. Treasury Notes, 8.875%, 07/15/95    $   6,600  $    7,242  $    7,068
  U. S. Treasury Notes, 9.250%, 01/15/96    $   8,000  $    9,037  $    8,767
  U. S. Treasury Notes, 8.000%, 10/15/96    $   7,000  $    7,768  $    7,628
  U. S. Treasury Notes, 8.000%, 01/15/97    $   8,800  $    9,771  $    9,635
  U. S. Treasury Notes, 8.500%, 11/15/95    $   4,000  $    4,436  $    4,305
                                                       ----------  ----------
                                                       $  100,757  $   99,083
                                                       ----------  ----------

U. S. Government Treasury Bonds - 4.3%:
  U. S. Treasury Bonds, 7.250%, 05/15/16    $   5,250  $    4,706  $    5,677
  U. S. Treasury Bonds, 7.125%, 02/15/23    $   1,000  $    1,071  $    1,082
                                                       ----------  ----------
                                                       $    5,777  $    6,759
                                                       ----------  ----------

The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 2 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ----------
                             BOND FUND (continued)

Domestic Corporate Obligations (continued):
  Cleveland Elec. Illum. Co.
  9.100%, 07/22/96                          $     400  $      430  $      428
  Cleveland Elec. Illum. Co.
  9.450%, 12/01/97                          $   1,000  $    1,091  $    1,095
  Cleveland Elec. Illum. Co.
  8.700%, 06/03/96                          $   4,600  $    4,798  $    4,865
  Commonwealth Edison Co.
  9.010%, 08/01/96                          $   1,000  $    1,056  $    1,091
  Commonwealth Edison Co.
  8.920%, 08/15/96                          $   1,000  $    1,005  $    1,089
  Eastern Edison Co.
  9.250%, 12/01/95                          $   2,000  $    2,218  $    2,159
  Houston Inds Inc.
  7.250%, 12/01/96                          $   1,500  $    1,500  $    1,581
  Illinois Pwr. Co.
  9.250%, 12/16/96                          $   2,000  $    2,085  $    2,218
  Pacificorp Secd.
  8.690%, 07/16/96                          $   2,000  $    2,000  $    2,182
  Pennsylvania Elec. Co. Secd
  7.450%, 10/28/96                          $   1,000  $    1,000  $    1,065
  Virginia Elec. & Pwr. Co.
  8.200%, 08/15/96                          $   1,000  $    1,037  $    1,075
  Amax Inc.
  9.875%, 06/13/01                          $   2,550  $    2,670  $    2,946
  Commonwealth Edison Co.
  9.050%, 08/01/96                          $   1,000  $    1,080  $    1,088
  Hanna M A Co.
  9.000%, 09/15/98                          $   1,000  $    1,000  $    1,093
  International Business Machs Corp.
  9.000%, 05/01/98                          $   1,500  $    1,608  $    1,580
  Long Island Ltg. Co.
  8.750%, 05/01/96                          $   2,250  $    2,304  $    2,418

The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 3 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ----------

                             BOND FUND (continued)

  McDermott Inc.
  10.250%, 06/01/95                         $  3,000   $    3,241  $    3,190
  USX-Marathon Group, Inc.
  8.875%, 09/15/97                          $  1,000   $      998  $    1,067
  USX Corp.
  6.375%, 07/15/98                          $  2,500   $    2,426  $    2,440
  Caterpillar Finl. Svcs. Corp.
  7.140%, 03/13/95                          $  1,000   $    1,023  $    1,034
  Caterpillar Finl. Svcs. Corp.
  7.140%, 04/10/95                          $  2,100   $    2,126  $    2,169
  Chrysler Finl. Corp.
  6.000%, 04/15/96                          $  2,000   $    2,058  $    2,022
  Ford Motor Cr. Co.
  8.625%, 04/15/96                          $  2,500   $    2,744  $    2,699
  General Mtr. Accep. Corp.
  7.250%, 02/15/96                          $  2,500   $    2,623  $    2,606
  General Mtr. Accep. Corp.
  6.300%, 02/02/96                          $    700   $      720  $      717
  General Mtr. Accep. Corp.
  8.750%, 08/01/95                          $  3,250   $    3,478  $    3,448
                                                       ----------  ----------
                                                       $   48,319  $   49,365
                                                       ----------  ----------


Pooled Corporate Obligations - 0.0%            2,462   $        4  $        4
                                                       ----------  ----------

Temporary Cash Investments - 0.5%            484,079   $      796  $      797
                                                       ----------  ----------

Total Bond Fund - 100.0%                               $  155,653  $  156,008
                                                       ----------  ----------



The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 4 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            --------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ---------

                              INDEXED STOCK FUND

Bankers Trust Pyramid Cash Plus
 Fund - 0.6%                                1,444,502  $   2,378   $   2,379
                                                       ----------  ---------

Bankers Trust Pyramid Equity
 Index Fund* - 99.4%                          424,119  $ 309,750   $ 419,305
                                                       ----------  ---------

Pooled Corporate Obligations - 0.0%               583  $       1   $       1
                                                       ----------  ---------

Domestic Corporate Obligations - 0.0%
 Shoneys, Inc.                                    900  $       1   $       1
                                                       ----------  ---------

Miscellaneous total  - 0.0%                        27  $       1   $       1
                                                       ----------  ---------

Total Indexed Stock Fund - 100.0%                      $ 312,131   $ 421,687
                                                       ----------  ---------


                             INTEREST INCOME FUND

Annuity Contracts with Insurance Companies - 97.2%: +
   Aetna Life Insurance Company
    (8.58% - 9.81%)                         $  84,254  $   84,254  $   84,254
   Connecticut General Life Insurance
    Company (8.26% - 8.85%)                 $  20,897  $   20,897  $   20,897
   Metropolitan Life Insurance Company
    (8.20% - 9.47%)                         $ 110,004  $  110,004  $  110,004
   The Mutual Benefit Life Insurance
    Company (12.75%)                        $   3,084  $    3,084  $    3,084
   Provident National Insurance Company
    (5.13% - 8.53%)                         $  27,446  $   27,446  $   27,446
   The Prudential Insurance
    Company of America (8.10% - 9.35%)      $ 113,391  $  113,391  $  113,391



The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 5 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ---------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------  ----------  ----------

                       INTEREST INCOME FUND (continued)

   Mutual New York Life Insurance
   Company (5.39% - 8.97%)                  $  87,985  $   87,985  $   87,985
   Massachusetts Mutual (9.14% - 9.70%)     $  79,736  $   79,736  $   79,736
   Hartford Life Insurance Company
    (6.70% - 8.71%)                         $  53,606  $   53,606  $   53,606
   Pacific Mutual Life Insurance
    Company (9.39%)                         $  27,450  $   27,450  $   27,450
   Commonwealth Life Insurance
    Company (7.67% - 9.37%)                 $  23,914  $   23,914  $   23,914
   Confederation Life (8.45% - 9.44%)       $  42,374  $   42,374  $   42,374
   Canada Life (7.79% - 9.58%)              $  15,403  $   15,403  $   15,403
   Vanguard Fixed Rate GIC Trust III        $     400  $      400  $      400
   Sun Life Assurance (5.79%)               $  10,308  $   10,308  $   10,308
   Peoples Security Life
    Insurance Company (5.03% - 8.21%)       $  30,944  $   30,944  $   30,944
   State Mutual Life (8.68%)                $  10,647  $   10,647  $   10,647
   IBM Credit Corp. (5.04% - 5.35%)         $  30,659  $   30,659  $   30,659
   Bank of Switzerland (5.00%)              $   9,914  $    9,914  $    9,914
   B T Basic (6.21%)                        $  97,829  $   97,829  $   97,829
   Provident Life & Accident                $  81,073  $   81,073  $   81,073
   Life of Virginia                         $   1,665  $    1,665  $    1,665
   Allstate Life Insurance Co. (5.740%)     $  10,268  $   10,268  $   10,268
   Group Annuity Contract #BDA (5.140%)     $   9,231  $    9,231  $    9,231
                                                       ----------  ----------
                                                       $  982,482  $  982,482
                                                       ----------  ----------
 Temporary Cash Investments - 2.8%          $  16,964  $   27,895  $   27,934
                                                       ----------  ----------

    Total Interest Income Fund - 100.0%                $1,010,377  $1,010,416
                                                       ----------  ----------






The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 6 OF 7



                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                            (Dollars in Thousands)

                                                    December 31, 1993
                                            ----------------------------------
                                            Number of
                                            Shares or
                                            Principal
  Name of Issuer and Title of Issue          Amount        Cost        Value
  ---------------------------------         ---------   ----------  ----------

                                   LOAN FUND

Loans to Participants - 100.0%              $   36,066  $   36,066  $   36,066

Temporary Cash Investments - 0%             $       13  $       13  $       13
                                                        ----------  ----------


    Total Loan Fund - 100.0%                            $   36,079  $   36,079
                                                        ----------  ----------
                         EMPLOYEE STOCK OWNERSHIP PLAN

Shares of BellSouth Common Stock* - 97.4%   18,319,636  $  977,885  $1,060,995
                                                        ----------  ----------

Temporary Cash Investments - 2.6%           17,503,538  $   28,586  $   28,823
                                                        ----------  ----------

  Total Employee Stock
    Ownership Fund - 100.0%                             $1,006,471  $1,089,818
                                                        ----------  ----------

       TOTAL INVESTMENTS                                $3,492,070  $4,152,517
                                                        ==========  ==========













The notes on Sheet 7 are an integral part of this schedule.

                                                             SCHEDULE I
                                                             SHEET 7 OF 7


                        BELLSOUTH MASTER SAVINGS TRUST
          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                     NOTES


Percentages represent the percentage of the investments of each fund of the Master Savings Trust.


* Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.

+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 7.72% for the year 1993. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.